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                                 EXHIBIT 23(B)

                         CONSENT OF ARTHUR ANDERSEN LLP

                             - WELLS CAPITAL, INC.

                             - WELLS PARTNERS, L.P.

                       - WELLS REAL ESTATE FUND XI, L.P.
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                                                                   Exhibit 23(b)

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on the December 31, 1997 financial statements of Wells Capital, Inc., Wells Partners, L.P., and Wells Real Estate Fund XI, L.P. and to all references to our firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 3, 1998